PARTICIPATION AGREEMENT
Among
Security Benefit Life Insurance Company,
and
Rydex Distributors, LLC

THIS AGREEMENT, dated as of the 22nd day of December, 2011, by and among Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each account hereinafter referred to as the “Account");  and Rydex Distributors, LLC (the "Underwriter"), a Kansas limited liability company.

WHEREAS, the Underwriter serves as the distributor of Security Equity Fund, Security Income Fund, Security Large Cap Value Fund and Security Mid Cap Growth Fund (each a “Fund” and collectively the “Funds”) (the Funds and their series are listed in the attached Schedule A, which may be updated from time to time for convenience of the parties); and

WHEREAS, the shares of beneficial interest/common stock of the Funds  are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, (each such series is hereinafter referred to as a “Portfolio”); and

WHEREAS, each of the Funds is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter “1934 Act”), is a member in good standing of the Financial Industry Regulatory Authority (hereinafter “FINRA”) and serves as principal underwriter of the shares of the Funds; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, which may be updated from time to time for the convenience of the parties; and

WHEREAS, each Account is duly established by the Company and maintained as a segregated asset account to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the Portfolios of the Funds on behalf of the Accounts to fund the Contracts, and

WHEREAS, the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1. Subject to Article IX hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Accounts, shares of the Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Portfolios in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Underwriter may suspend or terminate the offering of shares of any Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board of Directors of the Funds (the “Board”) acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Portfolio.

1.2. The Underwriter shall redeem, or cause to redeem, at the Company's request, any full or fractional Portfolio shares held by the Company on behalf of the Accounts, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Underwriter may delay redemption of Fund shares of any Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. Purchase and Redemption Procedures

(a) The Underwriter hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Accounts (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Portfolios made available hereunder, based on allocations of amounts to the Accounts or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Accounts.  Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value (a "Business Day") pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Funds prior to the time that the Funds ordinarily calculates its net asset value as described from time to time in the Funds’ prospectuses, shall constitute receipt and acceptance by the Portfolio on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Portfolio on the same Business Day that it notifies the Fund of a purchase request for such shares.  Payment for Portfolio shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Portfolio shares (unless a Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Accounts, or unless a Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act).  If federal funds are not received on time, such funds will be invested, and Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon a Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Portfolio shares redeemed by the Accounts or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

(d) Any purchase or redemption request for Portfolio shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

(e)  All purchase or redemption requests shall be in accordance with the terms of the Fund’s prospectus.

1.4. The Underwriter shall cause the Fund to use its best efforts to make the net asset value per share for each Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's prospectus.  If the Fund provides the Company with materially incorrect share net asset value information, the Company on behalf of the Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.  Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.  In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Underwriter’s expense.

1.5. The Underwriter shall cause the Fund to use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Portfolio shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date.  The Company, on its behalf and on behalf of each Account, hereby elects to receive all such dividends and distributions as are payable on any Portfolio shares in the form of additional shares of that Portfolio.  The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Fund shall notify the Company promptly of the number of Portfolio shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only.  Share certificates will not be issued to the Company or the Accounts.  Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Accounts or the appropriate subaccount of the Accounts.

1.7.         (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Fund (unless otherwise required by applicable law), take any action to operate each Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

(d) The Company shall not, without prior notice to the Underwriter, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.8           The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II.  Representations and Warranties

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.  The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws.  The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established each Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered each Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2. The Underwriter represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that each Fund is and shall remain registered under the 1940 Act.  The Underwriter or its designee shall amend each Fund’s registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.  The Underwriter shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3. The Underwriter represents that the Funds are lawfully organized and validly existing under the laws of the State of Kansas and that it does and will comply in all material respects with the 1940 Act.

2.4. The Underwriter represents and warrants that it is registered as a broker/dealer under the 1934 Act with the SEC and is a member in good standing with the FINRA.

2.5. The Underwriter represents and warrants that all of the Underwriter’s and the Funds’ trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1. The Underwriter shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Portfolio (for distribution to Contract owners with value allocated to such Portfolios) as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof..  If requested by the Company in lieu thereof, the Underwriter shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Funds printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2. Each Fund's prospectus shall state that the current SAI for the Fund is available.

3.3. The Underwriter shall provide the Company with information regarding the Funds’ expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.  The Company agrees that it will use such information substantially in the form provided.  The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Underwriter, which consent shall not be unreasonably withheld.

3.4. The Underwriter will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Funds, consistent with applicable provisions of the 1940 Act.

3.5. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Underwriter or its agent in order to facilitate the Fund’s solicitation of voting instructions from Contract owners on behalf of the Company.  The Company shall also provide such other information to the Underwriter as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies.  The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

ARTICLE IV.  Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Portfolio thereof) or the Underwriter is named.  No such material shall be used until approved by the Underwriter or its designee, and the Underwriter will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  Materials not approved or disapproved within (5) Business Days shall be deemed approved. The Underwriter or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Portfolio thereof) or the Underwriter is named, and no such material shall be used if the Underwriter or its designee so objects.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning a Fund or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for a Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for a Fund, or in sales literature or other promotional material approved by a Fund or its designee, except with the permission of the Fund or its designee.

4.3. The Underwriter, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or an Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  Materials not approved or disapproved within (5) Business Days shall be deemed approved. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5. The Underwriter will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. The Company will provide to the Underwriter at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or an Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities.  The Company shall provide to the Underwriter any complaints received from the Contract owners pertaining to the Fund or a Portfolio.

4.7. The Underwriter will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in a Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Underwriter will work with the Company to facilitate the solicitation of proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.  The Underwriter will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V.  Fees and Expenses

5.1. The Underwriter shall not pay or shall not cause payment of any fee or other compensation to the Company under this Agreement, except that if any Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing.

5.2. All expenses incident to performance by the Underwriter under this Agreement shall be paid in accordance with Schedule B hereof.

5.3. The Company shall bear expenses in accordance with Schedule B hereof.

ARTICLE VI.  Qualification

The Underwriter represents and warrants that each Fund is or will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that the Funds will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  Indemnification

7.1. Indemnification by the Company

7.1(a).           The Company agrees to indemnify and hold harmless the Underwriter and its trustees/directors and officers, employees, and agents, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of a Fund or the Underwriter for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of a Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to a Fund or the Underwriter by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1(b).           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

7.1(c).           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d).           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

7.2. Indemnification by the Underwriter

7.2(a).           The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for a Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of a Fund or the Underwriter (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by a Fund or the Underwriter) or wrongful conduct of the Underwriter or a Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter or a Fund; or

(iv) arise as a result of any failure by a Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Underwriter or a Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Underwriter or a Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2(b).           The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or an Account, whichever is applicable.

7.2(c).           The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof.  The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Underwriter to such party of the Underwriter‘s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d).           The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

7.3           Section 7 shall survive the termination of this Agreement.

ARTICLE VIII.  Applicable Law

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Kansas, without regard to the conflict of laws provisions thereof.

8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  Termination

9.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Portfolios, by six (6) months advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the other party based upon the Company’s determination that shares of the Funds are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the other party in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Portfolios’ shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company in the event that formal administrative proceedings are instituted against any Fund or the Underwriter by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the other party in the event that any Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that any such Portfolio may fail to so qualify or comply; or

(g)
termination by the Underwriter by written notice to the other party, if any of the Funds or the Underwriter shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company by written notice to the other party, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Funds in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the  Underwriter of the date of substitution.

9.2. Notwithstanding any termination of this Agreement, the  Underwriter shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios.  Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 – 0001

If to Underwriter:	Rydex Distributors, LLC Attention: General Counsel 805 King Farm Blvd., Suite 600 Rockville, MD 20850

ARTICLE XI.  Miscellaneous

11.1. All persons dealing with a Fund must look solely to the property of the respective Portfolios as though each such Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against a Fund.  The parties agree that neither the Board, officers, agents or shareholders of the Funds assume any personal liability or responsibility for obligations entered into by or on behalf of the Funds.

11.2. Subject to the requirements of legal process and regulatory authority, the Fund and the Underwriter shall treat as confidential the names and addresses of the owners of the Contracts.  Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company
By:	DOUGLAS G. WOLFF
Title:	Douglas G. Wolff, President
Date:	December 22, 2011

Rydex Distributors, LLC
By:	KEVIN MCGOVERN
Title:	Vice President
Date:	12-29-2011

Schedule A

Accounts – All accounts of the Company, including without limitation:

SBL Variable Annuity Account XIV

Additionally, the “Accounts” will include any new Account created subsequent to the date hereof.

Contracts –

Security Benefit Advisor Variable Annuity
NEA Valuebuilder Variable Annuity
AEA Valuebuilder Variable Annuity
Retirement Income Director Variable Annuity

Additionally, the “Contracts” will include any new Contract created subsequent to the date hereof.

Funds and Series

Security Equity Fund
All Cap Value
Alpha Opportunity – not available
MSCI EAFE Equal Weight Fund
Large Cap Concentrated Growth
Large Cap Core
Mid Cap Value
Small Cap Growth
Small Cap Value
Large Cap Value Institutional Fund
Mid Cap Value Institutional Fund

Security Large Cap Value Fund

Security Mid Cap Growth Fund

Security Income Fund
High Yield
U.S. Intermediate Bond

Additionally, the “Portfolios” will include any new series of the Fund created subsequent to the date hereof.

Share Class –

Class A
Class C
Institutional Class

Additionally, a permitted share class of a Portfolio will include any share class created subsequent to the date hereof.

SCHEDULE B

EXPENSES

The Underwriter and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below.  The term “Current” is defined as an existing Contract owner with value allocated to one or more Portfolios.  The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense
Fund Prospectus	Printing	Current – Underwriter (Company may choose to do the printing at Underwriter’s expense) Prospective - Company
	Distribution (including postage)	Company
Fund Prospectus and SAI Supplements	Printing	Underwriter (Company may choose to do the printing at Underwriter’s expense)
	Distribution (including postage)	Company
Fund SAI	Printing	Underwriter
	Distribution (including postage)	Company
Proxy Material for Fund	Printing, Distribution to Current (including postage), tabulation, solicitation	Underwriter
Fund Annual & Semi-Annual Report	Printing and Distribution (including postage)	Underwriter (Company may choose to do the printing at Underwriter’s expense)
Contract Prospectus	Printing and Distribution (including postage)	Company
Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company
Contract SAI	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Underwriter – Underwriter If Required by Company - Company

Item	Function	Party Responsible for Expense
Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 plan
Underwriter
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

January 9, 2014

Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, KS 66636-0001
Attn: Law Department

Security Financial Resources, Inc.
One Security Benefit Place
Topeka, KS 66636-0001
Attention: General Counsel

Security Distributors, Inc.
One Security Benefit Place
Topeka, KS 66636-0001
Attention: General Counsel

Re:  Request for Consent to Assignment of Agreements

Dear Sir or Madam:

I am writing concerning our plans to redomicile one of our mutual funds, SBL Fund, from a Kansas corporation to a Delaware statutory trust, effective on or about April 30, 2014 and merge Guggenheim Distributors, LLC (formerly Rydex Distributors, LLC) into an affiliated broker- dealer, Guggenheim Funds Distributors, LLC, effective on or about March 1, 2014. The foregoing changes require consent of the parties to the agreements listed below:

1.	Participation Agreement dated as of December 22, 2011, by and among Guggenheim Distributors, LLC (formerly known as Rydex Distributors, LLC), SBL Fund and Security Benefit Life Insurance Company

2.	Participation Agreement dated as of December 22, 2011, by and between Guggenheim Distributors, LLC and Security Benefit Life Insurance Company

3.
Qualified Plan Participation Agreement for Retail Mutual Funds dated as of December 22, 2011, by and among Guggenheim Distributors, LLC, Security Distributors, Inc. and Security Financial Resources, Inc.

We are seeking your consent pursuant to Sections 12.8, 11.8 and 11.5, respectively, of the above agreements for Guggenheim Distributors to assign the agreements to Guggenheim Funds Distributors, LLC, effective as of its merger into that entity on or about March 1, 2014 and for SBL Fund to assign the agreement first listed above to Guggenheim Variable Funds Trust, effective upon its redomiciliation into that entity on or about April 30, 2014.

Please sign this letter below to indicate your consent and return a scanned copy to me at amy.lee@guggenheipartners.com, or you may fax to 785.368.1311. Your consent to the assignment will not otherwise change the terms and conditions of the agreements.

We value our relationship with you and would be happy to answer any questions you may have regarding this matter.

Sincerely,

AMY J. LEE

Amy Lee
Vice President and Secretary
Guggenheim Distributors, LLC Consent of the parties indicated below:

Security Benefit Life Insurance Company		Security Distributors, Inc.

By:	CHRIS SWICKARD	By:	CHRIS SWICKARD
Name:	Chris Swickard	Name:	Chris Swickard
Title:	Vice President	Title:	Vice President
Date:	1/10/14	Date:	1/10/14

Security Financial Resources, Inc.		Guggenheim Distributors, LLC

By:	KEVIN M. WATT	By:	AMY J. LEE
Name:	Kevin M. Watt	Name:	Amy J. Lee
Title:	Vice President	Title:	Vice President and Secretary
Date:	1/14/14	Date:	January 9, 2014

SBL Fund		Guggenheim Funds Distributors, LLC

By:	AMY J. LEE	By:	AMY J. LEE
Name:	Amy J. Lee	Name:	Amy J. Lee
Title:	Vice President and Secretary	Title:	Vice President and Secretary
Date:	January 9, 2014	Date:	January 9, 2014

Guggenheim Variable Funds Trust

By:	AMY J. LEE
Name:	Amy J. Lee
Title:	Vice President and Secretary
Date:	January 9, 2014